Exhibit g-2

                                   Schedule A
                                     to the
                               Custodian Agreement
                       between First Omaha Funds, Inc. and
                          First National Bank of Omaha
                         Dated as of December 20, 1994,
                                   as amended


Name of Fund                 Compensation*                 Date
------------                 -------------                 ----

First Omaha Equity           Annual rate of three one-     December 20, 1994
Fund                         hundredths of one percent
                             (.03%) of the average daily
                             net assets of such Fund

First Omaha Short/           Annual rate of three one-     December 20, 1994
Intermediate Fixed           hundredths of one percent
Income Fund                  (.03%) of the average daily
                             net assets of such Fund

First Omaha Fixed            Annual rate of three one-     December 20, 1994
Income Fund                  hundredths of one percent
                             (.03%) of the average daily
                             net assets of such Fund

First Omaha U.S.             Annual rate of three one-     December 20, 1994
Government                   hundredths of one percent
Money-Market                 (.03%) of the average daily
Fund                         net assets of such Fund

First Omaha Small            Annual rate of three          December 5, 1995
Cap Value Fund               one-hundredths of one
                             percent (.03%) of the
                             average daily net assets
                             of such Fund



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First Omaha                  Annual rate of three          June 4, 1996
Balanced Fund                one-hundredths of one
                             percent (.03%) of the
                             average daily net assets
                             of such Fund

First Omaha                  Annual rate of three          February 3, 1998
Growth Fund                  one-hundredths of one
                             percent (.03%) of the
                             average daily net assets
                             of such Fund

First Omaha                  Annual rate of three          March 9, 2001
Income Fund                  one-hundredths of one
                             percent (.03%) of the
                             average daily net assets
                             of such Fund

First Omaha Nebraska         Annual rate of three          March 9, 2001
Tax-Exempt Fund              one-hundredths of one
                             percent (.03%) of the
                             average daily net assets
                             of such Fund

First Omaha Colorado         Annual rate of three          March 9, 2001
Tax-Exempt Fund              one-hundredths of one
                             percent (.03%) of the
                             average daily net assets
                             of such Fund


                                         FIRST OMAHA FUNDS, INC.



                                         By
                                         -----------------------------------
                                              Timothy J. Barto, Vice-President



                                         FIRST NATIONAL BANK OF OMAHA



                                         By
                                         --------------------------------
                                              Alan M. Schulz, Trust Officer



-------------------------
   * All fees are computed daily and paid monthly.